As filed with the Securities and Exchange Commission on April 16, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHWEST PIPE COMPANY

(Exact name of registrant as specified in its charter)

OREGON	93-0557988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5721 SE Columbia Way, Suite 200

Vancouver, Washington 98661

(360) 397-6250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian W. Dunham

President and Chief Executive Officer

Northwest Pipe Company

5721 SE Columbia Way, Suite 200

Vancouver, Washington 98661

(360) 397-6250

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Gregory E. Struxness, Esq.

Ater Wynne LLP

1331 NW Lovejoy Street, Suite 900

Portland, Oregon 97209

(503) 226-1191

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definition of “large accelerated filer”, “accelerated filer”, “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee (1)(2)
Common Stock, $0.01 par value per share (3)	—	—	—	—
Preferred Stock, $0.01 par value per share	—	—	—	—
Warrants	—	—	—	—
Debt Securities	—	—	—	—
Total	$125,000,000	—	$125,000,000	$6,975

(1)	There are being registered under this registration statement an indeterminate number of shares of Common Stock, an indeterminate number of shares of Preferred Stock, an indeterminate number of warrants to purchase Common Stock or Preferred Stock, and an indeterminate principal amount of debt securities as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $125,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies. Separate consideration may or may not be received for securities that are issuable upon conversion, exchange, exercise or settlement of any securities registered hereunder. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3)	Including associated Preferred Stock Purchase Rights (the “Rights”). Until the occurrence of certain prescribed events, the Rights are not exercisable and will not be evidenced or traded separately from the Common Stock. The value attributable to the Rights, if any, is reflected in the value of the Common Stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 16, 2009

Prospectus

$125,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

We may from time to time offer and sell our common stock, preferred stock, warrants and debt securities that have an aggregate initial offering price of up to $125,000,000 in one or more offerings. We may offer these securities separately or together in any combination. This prospectus provides you with a general description of the securities we may offer.

Each time we sell shares of our common stock, shares of our preferred stock, warrants or debt securities, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and all prospectus supplements before you invest in the securities described in the prospectus.

We may offer our securities through agents, underwriters or dealers or directly to investors. Each prospectus supplement will provide the amount, price and terms of the plan of distribution relating to the securities to be sold pursuant to such prospectus supplement. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement, as well as the net proceeds we expect to receive from such sale. In addition, the underwriters, if any, may over-allot a portion of the securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

Our common stock is quoted on the Nasdaq Global Select Market under the symbol “NWPX.” On April 16, 2009, the closing price of our common stock on the Nasdaq Global Select Market was $31.31.

Investing in the securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the discussion under the heading “Risk Factors” beginning on page 1 regarding information included and incorporated by reference in this prospectus and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                      , 2009

INFORMATION CONTAINED IN THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”). Under this registration statement, we may sell up to a total dollar amount of $125,000,000 of any combination of the securities described in this prospectus from time to time and in one or more offerings. When we use the term “securities” in this prospectus or in any supplement to this prospectus, we mean any of the securities that we may offer under this prospectus, unless we say otherwise. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that sale. The supplement may also add, update or change information contained in this prospectus. Before purchasing the securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where their offer or sale is not permitted. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the date mentioned on the front cover of these documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

When used in this prospectus or in any applicable prospectus supplement, the terms “Northwest Pipe,” “we,” “our” and “us” refer to Northwest Pipe Company and its consolidated subsidiaries, unless otherwise specified.

ABOUT NORTHWEST PIPE

We are a leading North American manufacturer of large-diameter, high-pressure steel pipeline systems for use in water infrastructure applications, primarily related to drinking water systems. Our pipeline systems are also used for hydroelectric power systems, wastewater systems and other applications. With a history that dates back more than 100 years, we have established a leading position based on a strong, widely recognized reputation for quality and service and an extensive array of product offerings. Our manufacturing facilities are strategically located throughout North America to provide us with broad geographic coverage of our target markets, giving us competitive advantages in serving our customers.

We manufacture water infrastructure products through our Water Transmission Group, which in 2008 generated approximately 62% of our net sales. We market our water infrastructure products through an in-house sales force comprised of sales representatives, engineers and support personnel who work closely with public water agencies, contractors and engineering firms, often years in advance of projects being bid. This allows us to identify and evaluate planned projects at early stages and participate in the engineering and design process to promote the advantages of our systems. Our sales have historically been driven by the need for new water infrastructure, which is based primarily on overall population growth and population movement between regions. We believe the need for new water infrastructure will continue to be a significant growth driver for us and, importantly, will be accompanied by the increasing need for water infrastructure upgrades, repairs and replacements due to the aging and outdated water infrastructure systems throughout North America.

In addition to manufacturing water infrastructure products, we also manufacture other welded steel products through our Tubular Products Group, which in 2008 generated approximately 38% of our net sales. Our Tubular Products Group has the capability to manufacture a broad array of small-diameter, electric resistance welded (“ERW”) steel pipe for use in a wide range of applications, including energy, construction, agricultural, industrial, and traffic signpost systems.

Our principal executive offices are located at 5721 SE Columbia Way, Suite 200, Vancouver, Washington 98661 and our telephone number is (360) 397-6250. Our website address is www.nwpipe.com. Information contained on our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K and any material changes to those risk factors set forth in a Quarterly Report on Form 10-Q. You should also refer to the other information in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference into this prospectus. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus and in the documents that we incorporate by reference into this prospectus contains, and supplements to this prospectus may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “intend,” “backlog” or the negative of these words or other similar expressions. Statements that we make in this prospectus, in a prospectus supplement and in the documents that we incorporate by reference into this prospectus that are not statements of historical fact may also be forward-looking statements. In particular, statements that we make in “Management’s Discussion and Analysis of

Financial Condition and Results of Operations” relating to our revenues, profitability and the sufficiency of capital to meet working capital and capital expenditures requirements are forward-looking statements. Any forward-looking statements that we make are based on our expectations, assumptions, estimates, and projections about our business and the industry in which we operate as of the date such statements are made. Forward-looking statements are not guarantees of our future performance, and involve risks, uncertainties and assumptions that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Although it is not possible to predict or identify all such risks and uncertainties, they may include, but are not limited to, the factors discussed under “Risk Factors” in our Annual Reports on Form 10-K, in any prospectus supplement related hereto, and in other information contained in our publicly available SEC filings. There may be events in the future that we are not accurately able to predict, or over which we have no control. You should understand that it is not possible to predict or identify all factors that could cause our actual results to differ. Consequently, you should not consider any list of factors to be a complete set of all potential risks or uncertainties. You should not place undue reliance on forward-looking statements. We do not promise to notify you if we learn that our assumptions or projections are wrong for any reason. We undertake no obligation to publicly update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including, without limitation, making acquisitions of assets, businesses or securities, share repurchases, repayment or refinancing of debt, payment of obligations under outstanding operating leases, capital expenditures and for working capital. When a particular series of securities is offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds we receive from the sale of the securities. Pending the application of the net proceeds, we intend to invest our net proceeds in short-term, investment-grade securities, interest-bearing securities or guaranteed obligations of the United States or its agencies.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented. For purposes of calculating the ratios of earnings to fixed charges, earnings consist of earnings from continuing operations before income taxes, fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and an estimate of interest within rental expense.

	Year Ended December 31,
	2008	2007	2006	2005	2004
Ratio of earnings to fixed charges (1)	8.1	5.3	4.7	3.3	3.6

(1)	Our ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated above are the same as our ratios of earnings to fixed charges set forth above because we had no shares of preferred stock outstanding during the periods indicated and currently have no shares of preferred stock outstanding.

GENERAL DESCRIPTION OF SECURITIES WE MAY SELL

We, directly or through agents, dealers or underwriters that we may designate, may offer and sell, from time to time, up to $125,000,000 (or the equivalent in one or more foreign currency units) aggregate initial offering price of:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock or preferred stock;

•	debt securities, which may be either senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness; or

•	any combination of these securities.

We may offer and sell these securities either separately or together, each on terms to be determined at the time of the offering. We may issue debt securities and/or preferred stock that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 15,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01, per share. As of April 15, 2009, there were 9,236,493 shares of common stock outstanding, and no shares of preferred stock outstanding.

This section describes the general terms and provisions of the common stock that we may offer separately, upon conversion or exchange of a debt security or upon conversion or exchange of our preferred stock, as well as the general terms and provisions of our preferred stock that we may issue separately or upon conversion or exchange of a debt security. The following description of our common stock and preferred stock is summarized from, and qualified in its entirety by reference to, our Second Restated Articles of Incorporation, as amended, a copy of which has been filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. This summary is not intended to give full effect to provisions of statutory or common law. We urge you to review the following documents because they, and not this summary, define your rights as a holder of shares of common stock:

•	the Oregon Business Corporation Act, as it may be amended from time to time;

•	our Second Restated Articles of Incorporation, as amended to date and as may be amended or restated from time to time; and

•	our bylaws, as they may be amended or restated from time to time.

Terms of Common Stock

Holders of common stock are entitled to receive such dividends as may from time to time be declared by our board of directors out of funds legally available therefor, subject to any preferential dividend rights granted to the holders of any outstanding series of Preferred stock. We currently intend to retain our earnings for use in our business and, therefore, we do not anticipate paying any cash dividends in the foreseeable future. We have never declared or paid any cash dividends on our capital stock. In the future, the decision to pay any cash dividends will depend upon our results of operations, financial condition and capital expenditure plans, as well as such other factors as our board of directors, in its sole discretion, may consider relevant. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have any cumulative voting rights. Holders of common stock have no preemptive, conversion, redemption or sinking fund rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities and the liquidation preference of any outstanding class or series of preferred stock. The outstanding shares of common stock are, and the shares of common stock offered by us hereby when issued will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to any series of preferred stock that we may issue in the future as described below.

Terms of Preferred Stock

Our board of directors is authorized to issue our preferred stock in one or more series and to fix the voting rights; the designations, preferences, limitations and relative rights of any series with respect to the rate of dividend, the price, the terms and conditions of redemption; the amounts payable in the event of voluntary or involuntary liquidation; sinking fund provisions for redemption or purchase of a series; and the terms and conditions on which a series may be converted.

If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including the following specific terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion or exchange; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of our company.

Preferred Stock Purchase Rights

We have entered into rights agreement pursuant to which each outstanding share of common stock also represents ownership of one preferred stock purchase right. Each such right entitles the registered holder to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock at a purchase price of $83.00 per one one-hundredth share, subject to adjustment. Each share of common stock that we issue prior to the expiration of the rights agreement will have attached one right. Under circumstances described below, the rights will entitle the holder of the rights to purchase additional shares of our common stock. Unless the context requires otherwise, reference in this prospectus to our common stock includes the accompanying rights.

Currently, the rights are not exercisable and trade with our common stock. The rights will only become exercisable if a person or group has acquired 15% or more of our outstanding common stock in the aggregate, or announced an intention to acquire 15% or more of our outstanding common stock in the aggregate. If the rights become exercisable, each holder of a right, other than the acquiring party, will be entitled to purchase, at the right’s then-current exercise price, shares of our common stock having a market value of two times the exercise price. If another corporation acquires us after a party acquires 15% or more of our common stock, then each holder of a right will be entitled to receive the acquiring corporation’s common shares having a market value of two times the exercise price. The rights generally may be redeemed at a price of $0.01 per right until a party acquires 15% or more of our common stock, and after that time may be exchanged for one share of our common stock per right until a party acquires 50% or more of our common stock. The rights will expire on June 28, 2009, unless the rights are earlier redeemed or the rights agreement is amended. The rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on our earnings.

The description and terms of the rights are set forth in a rights agreement, dated June 28, 1999, between us and BNY Mellon Shareowner Services (formerly ChaseMellon Shareholder Services, L.L.C.) as rights agent, a copy of which has been filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The foregoing summary of the terms of the rights agreement is not complete and is qualified by reference to the rights agreement.

Anti-takeover Effects of Certain Provisions of Oregon Law, the Articles and Bylaws

We are subject to the Oregon Business Combination Act. The Business Combination Act generally provides that in the event a person or entity acquires 15% or more of the voting stock of an Oregon corporation, thereby becoming an “interested shareholder,” the corporation and the interested shareholder, or any affiliated entity, may not engage in certain business combination transactions for a period of three years following the date the person became an interested shareholder. Business combination transactions for this purpose include:

•	a merger or plan of share exchange;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of the corporation where the assets have an aggregate market value equal to 10% or more of the aggregate market value of the corporation’s assets or outstanding capital stock; or

•	certain transactions that result in the issuance of capital stock of the corporation to the interested shareholder.

These restrictions are not applicable if:

•

as a result of the transaction in which a person became an interested shareholder, the interested shareholder will own at least 85% of the outstanding voting stock of the corporation (excluding shares owned by directors who are also officers and certain employee benefit plans);

•	the board of directors approves the business combination or transaction that resulted in the person becoming an interested shareholder; or

•

the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation (excluding shares owned by the interested shareholder) approve the business combination after the interested shareholder has acquired 15% or more of the corporation’s voting stock.

Our Second Restated Articles of Incorporation contain provisions that (1) classify the board of directors into three classes, each of which serves for a three-year term with one class elected each year, (2) provide that directors may be removed by shareholders only for cause and only upon the affirmative vote of 75% of the outstanding shares of common stock and (3) permit the board of directors to issue preferred stock in one or more series and to fix the number of shares constituting any such series, the voting powers and all other rights and preferences of any such series, without any further vote or action by our shareholders.

The staggered terms for directors, the provisions allowing the removal of directors only for cause, the availability of preferred stock for issuance without shareholder approval and the shareholder rights plan may have the effect of lengthening the time required for a person to acquire control of us through a proxy contest or the election of a majority of the board of directors and may deter any potential unfriendly offers or other efforts to obtain control. This could deprive our shareholders of opportunities to realize a premium for their common stock and could make removal of incumbent directors more difficult. At the same time, these provisions may have the effect of inducing any persons seeking control of us to negotiate terms acceptable to the board of directors.

Transfer Agent

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with any other securities pursuant to any prospectus supplement and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement between us and the warrant recipient or, if the recipients are numerous, a warrant agent identified in the applicable prospectus supplement. The warrant agent, if engaged, will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the prospectus supplement.

The applicable prospectus supplement will describe the terms of any warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the designation, number and terms of the shares of common stock or preferred stock purchasable upon exercise of such warrants;

•	the date, if any, on and after which such warrants and the related common stock or preferred stock will be separately transferable;

•	the price at which each share of common stock or preferred stock purchasable upon exercise of such warrants may be purchased;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	any provisions for adjustment of the number or amount of shares of common stock or preferred stock receivable upon exercise of the warrants or the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	the rights, if any, we have to redeem the warrants;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants;

•	the name of the warrant agent;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations applicable to the warrants; and

•	any other material terms of such warrants.

You should review the section captioned “Description of Capital Stock” for a general description of the common stock and preferred stock that may be issued upon the exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue. As used in this prospectus, the term “debt securities” means the debentures, bonds, notes and other evidences of indebtedness that we may issue from time to time. The debt securities may be senior debt securities, senior subordinated debt securities or subordinated debt securities. We may also issue convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement. Debt securities may be issued under an indenture (which we refer to herein as an Indenture) entered into between us and a trustee to be named therein.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Terms of Debt Securities

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

•	any limit on the aggregate principal amount of debt securities of such series;

•	the percentage of the principal amount at which the debt securities of any series will be issued;

•	the ability to issue additional debt securities of the same series;

•	the purchase price for the debt securities and the denominations of the debt securities;

•	the specific designation of the series of debt securities being offered;

•

the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

•	the basis for calculating interest if other than 360-day year or twelve 30-day months;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•

whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•

the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

•	the rate or rates of amortization of the debt securities;

•

if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•

our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

•	any restriction or condition on the transferability of the debt securities of a particular series;

•

the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

•

the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•

any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance to the debt securities;

•	what subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•	whether we are issuing the debt securities in whole or in part in global form;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depositary for global or certificated debt securities, if any;

•

any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•

any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

•	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•

to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

•

if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•

the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

•

if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

•

any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, or as otherwise provided in the applicable prospectus supplement, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways from time to time:

•	through underwriters or dealers for resale to the public or to institutional investors;

•	directly to a limited number of institutional purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	if indicated in the prospectus supplement, pursuant to delayed delivery contracts, by remarketing firms or by other means; or

•	through a combination of any of these methods of sale.

Any dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to us from such sale;

•	any underwriting discounts, agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any discounts or concessions that may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed; and

•	the securities exchange on which the securities may be listed, if any.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are utilized in the sale of any securities, we will sell the securities to the dealers, as principals. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions, if commenced, may be discontinued by the underwriters at any time.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Each series of securities will be a new issue and, other than our common stock, which is listed on the Nasdaq Global Select Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

The place, time of delivery and other terms of the offered securities will be described in the applicable prospectus supplement.

LEGAL MATTERS

Except as otherwise provided in any applicable prospectus supplement, Ater Wynne LLP, Portland, Oregon, will pass upon the validity of the securities being offered hereby.

EXPERTS

The 2008 and 2007 financial statements and related financial statement schedule and the retrospective adjustments to the 2006 financial statements and financial statement disclosures of Northwest Pipe Company and subsidiaries (the “Company”) incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2008 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements, financial statement schedule and retrospective adjustments have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

The financial statements for the year ended December 31, 2006, before the effects of the adjustments to retrospectively apply the change to the reporting segment (not separately included or incorporated by reference in the Prospectus) have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The adjustments to those financial statements to retrospectively apply the change in the reporting segment described in Note 16 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm. The consolidated financial statements for the year ended December 31, 2006 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the reports of (i) PricewaterhouseCoopers LLP solely with respect to those financial statements before the effects of the adjustments to retrospectively apply the change in the reporting segment described in Note 16, and (ii) Deloitte & Touche LLP solely with respect to the adjustments to those financial statements to retrospectively apply the change in the reporting segment described in Note 16, given the authority of such firms as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read and copy any of our SEC filings at the SEC’s Public Reference Room at 100 F Street N.E. Washington DC 20549. You may call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov.

We make available, free of charge, on our website at http:www.nwpipe.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our web site are not part of this prospectus, and the reference to our web site does not constitute incorporation by reference into this prospectus of the information contained at that site.

INFORMATION INCORPORATED BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports that we file with it. This means we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934: (i) our Annual Report on Form 10-K for the year ended December 31, 2008, as filed on March 13, 2009; (ii) our Current Report on Form 8-K as filed on February 25, 2009; and the description of our common stock contained in our Registration Statement on Form 8-A filed on November 2, 1995 and our Registration Statement on Form 8-A filed on July 1, 1999.

Also incorporated by reference into this prospectus are all documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and before we stop offering the securities described in this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. Pursuant to General Instruction B of Form 8-K, any information submitted under Item 2.02, Results of Operations and Financial Condition, or Item 7.01, Regulation FD Disclosure, of Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Exchange Act, and we are not subject to the liabilities of Section 18 with respect to information submitted under Item 2.02 or Item 7.01 of Form 8-K. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus.

We have also filed a registration statement on Form S-3 with the SEC, of which this prospectus forms a part. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and about our securities.

We will furnish without charge to you, on written or oral request, a copy of any or all of these filings. You should direct any requests for documents to Investor Relations, Northwest Pipe Company, 5721 SE Columbia Way, Suite 200, Vancouver, Washington 98661, telephone (360) 397-6250.

$125,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

PROSPECTUS

                                    , 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table provides the various expenses payable by Northwest Pipe in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee		$6,975
Printing fees and expenses*		*
Transfer agent fees*		*
Accounting fees and expenses*		*
Legal fees and expenses*		*
Miscellaneous expenses*		*

Total	$	*

*	To be provided by amendment.

Item 15.	Indemnification of Directors and Officers.

As an Oregon corporation, the Company is subject to the Oregon Business Corporation Act (“OBCA”) and the exculpation from liability and indemnification provisions contained therein. Pursuant to Section 60.047(2)(d) of the OBCA, Article IV of the Company’s Second Restated Articles of Incorporation, as amended (the “Articles”), eliminates the liability of the Company’s directors to the Company or its shareholders, except for any liability related to breach of the duty of loyalty, actions not in good faith and certain other liabilities.

Section 60.387 et seq. of the OBCA allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not opposed to the corporation’s best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the OBCA, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation but may indemnify against the reasonable expenses associated with such claims. Corporations may not indemnify against breaches of the duty of loyalty. The OBCA provides for mandatory indemnification of directors against all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances whether or not the director or officer met the good faith and reasonable belief standards of conduct set out in the statute.

The OBCA also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation’s articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

The Articles require the Company to indemnify its directors and officers to the fullest extent not prohibited by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.	Exhibits.

The following exhibits are filed as part of this registration statement:

Number	Description
1.1	Form of Underwriting Agreement*

3.1	Second Restated Articles of Incorporation (incorporated by reference to Exhibits to the Company’s Registration Statement on Form S-1, as amended, effective November 30, 1995, SEC File No. 33-97308)

3.2	First Amendment to Second Restated Articles of Incorporation (incorporated by reference to Exhibits to the Company’s Registration Statement on Form S-3, as amended, effective November 1, 2006, SEC File No. 33-137923)

3.3	Second Amended and Restated Bylaws (incorporated by reference to Exhibits to the Company’s Registration Statement on Form S-1, as amended, effective November 30, 1995, SEC File No. 33-97308).

3.4	First Amendment to Second Amended and Restated Bylaws (incorporated by reference to Exhibits to the Company’s Current Report on Form 8-K as filed with the SEC on November 19, 2007).

4.1	Form of Rights Agreement dated as of June 28, 1999 between the Company and ChaseMellon Shareholder Services, L.L.C., as Right Agent (incorporated by reference to Exhibits to the Company’s Current Report on Form 8-A as filed with the SEC on July 1, 1999).

4.2	Certificate of Designation for Preferred Stock*

4.3	Form of Preferred Stock Certificate*

4.4	Form of Indenture*

4.5	Form of Debt Securities*

4.6	Form of Warrant*

5.1	Opinion of Ater Wynne LLP as to the legality of the securities being registered*

Number	Description

12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.1)*

23.2	Consent of Deloitte & Touche LLP

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney (included in signature page in Part II of the Registration Statement)

25.1	Statement of Eligibility of trustee on Form T-1 under the Trust Indenture Act of 1939, as amended*

*	If applicable, to be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on April 16, 2009.

NORTHWEST PIPE COMPANY
By:	/s/ Brian W. Dunham
Brian W. Dunham
President and Chief Executive Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below hereby constitutes and appoints William R. Tagmyer and Brian W. Dunham, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act (a “Rule 462(b) registration statement”) and any and all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement or any Rule 462(b) registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

Witness our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed by the following persons in the capacities indicated on April 16, 2009.

/s/ William R. Tagmyer	Chairman of the Board and Director
William R. Tagmyer
/s/ Brian W. Dunham	Director, President, Chief Executive Officer (Principal Executive Officer)
Brian W. Dunham
/s/ Stephanie J. Welty Stephanie J. Welty	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Michael C. Franson	Director
Michael C. Franson
/s/ Wayne B. Kingsley	Director
Wayne B. Kingsley
/s/ Keith R. Larson	Director
Keith R. Larson
/s/ Richard A. Roman	Director
Richard A. Roman